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                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
                  EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF HEALTH
                            MANAGEMENT SYSTEMS, INC.


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
               SUBSIDIARY                                       STATE OF
               ----------                                       --------
                                                              INCORPORATION
                                                              -------------
    Accelerated Claims Processing, Inc.                          Delaware
    401 Park Avenue South
    New York, NY  10016


    Quality Medi-Cal Adjudication,                              California
    Incorporated
    10381 Old Placerville Road
    Sacramento, CA  95827


    Health Care microsystems, Inc.                               California
    200 North Sepulveda Boulevard
    El Segundo, CA 90245


    CDR Associates, Inc.                                         Maryland
    9642 Deereco Road
    Timonium, MD  21093


    Quality Standards in Medicine, Inc.                          Delaware
    95 Sawyer Road, 3 University Park
    Waltham, MA  02453


    HSA Managed Care Systems, Inc.                              Delaware
    234 Spring Lake Drive
    Itasca, IL 60143
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